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EXHIBIT 10.1

CODEXIS, INC., A DELAWARE CORPORATION

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

LOAN AND SECURITY AGREEMENT

1
BOS 48349558v4
BOS 48349558v8
US-DOCS\90021610.6
BOS 48349558v10

US-DOCS\90021610.9
BOS 48349558v13

US-DOCS\91983530.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This LOAN AND SECURITY AGREEMENT is entered into as of June 30, 2017 (the “Closing Date”), by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and CODEXIS, INC., a Delaware corporation (“Borrower”).
RECITALS
Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.
AGREEMENT
The parties agree as follows:
1.DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. As used in this Agreement, the following terms shall have the following definitions:
“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.
“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and, where the context so requires, each of such Person’s senior executive officers and directors.
“Amortization Date” is (i) February 1, 2019, if the Licensing Event does not occur, and (ii) the August 1, 2019, if the Licensing Event occurs.
“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.
“Borrowing Base Certificate” is that certain form attached hereto as Exhibit C.

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“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.
“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.
“Closing Date” is defined in the preamble hereto.
“Code” means the California Uniform Commercial Code.
“Collateral” means the property described on Exhibit A attached hereto.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof.
“Credit Extension” means any Term Loan, any Revolving Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.
“Daily Balance” means the amount of the Obligations owed at the end of a given day.
“Designated Deposit Account” means Borrower’s primary depository or operating account with Bank.
“Disbursement Letter” is that certain form attached hereto as Exhibit B-1.
“Draw Period” is the period commencing on the Closing Date and ending on the earlier of (i) June 30, 2018 and (ii) the occurrence of an Event of Default.

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“Effective Interest Rate” is:
(a)     with respect to the Term Loans, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (i) Index Rate on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (ii) Three and Sixty Hundredths percent (3.60%); and
(b)    with respect to the Revolving Advances, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) five percent (5.00%) and (ii) the sum of (A) Index Rate on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (B) one percent (1.00%).
“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:
(a)    Accounts that the account debtor has failed to pay within ninety (90) days ([***] ([***]) days with respect to [***]) of invoice date;
(b)    Accounts with respect to an account debtor, thirty-five percent (35%) of whose Accounts the account debtor has failed to pay within ninety (90) days ([***] ([***]) days with respect to [***]) of invoice date;
(c)    Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;
(d)    Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional, but in each case only to the extent of such condition;
(e)    Prebillings, prepaid deposits, retention billings, or progress billings (but only to the extent of such prepayment or retention);
(f)    Accounts with respect to which the account debtor is an Affiliate of Borrower;
(g)    Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada (other than such account debtors as are approved by Bank in its reasonable discretion);
(h)    Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;
(i)    Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;
(j)    Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed [***] percent ([***]%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;
(k)    Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but

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only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and
(l)    Accounts the collection of which Bank reasonably determines to be doubtful.
“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
“Event of Default” has the meaning assigned in Article 8.
“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) with respect to a Term Loan due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of such Term Loan, or (c) the prepayment of such Term Loan pursuant to Section 2.2(d) or (e), equal to the original principal amount of such Term Loan funded multiplied by the Final Payment Percentage, payable to Bank.
“Final Payment Percentage” is five and one half percent (5.50%).
“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any state thereof or the District of Columbia.
“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.
“GAAP” means generally accepted accounting principles as in effect from time to time.
“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.
“Index Rate” means (i) with respect to the Term Loans, the thirty (30) day U.S. LIBOR rate reported in the Wall Street Journal and (ii) with respect to the Revolving Advances, the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal.
“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
“Inventory” means all inventory in which Borrower has or acquires any interest, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon

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any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.
“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
“Licensing Event” means the entrance into a licensing, commercialization, corporate collaboration or similar monetization agreement entered into by Borrower or any of its Subsidiaries, on or before January 15, 2019, pursuant to which Borrower must receive an upfront and/or milestone cash payments in the aggregate amount of at least Six Million Dollars ($6,000,000.00) on or before January 15, 2019, and which agreement must be in such form and substance as is reasonably satisfactory to the Bank.
“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
“Loan Documents” means, collectively, this Agreement, any note or notes (including the Secured Promissory Notes) executed by Borrower in connection with this Agreement, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.
“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.
“Maturity Date” is July 1, 2021.
“[***]” means [***] and its Affiliates.
“Negotiable Collateral” means all letters of credit of which Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.
“Obligations” means all debt, principal, interest, the Prepayment Fee, the Final Payment, the Revolving Facility Termination Fee, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Loan Document or agreement (other than any warrant or equity instruments), whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise (other than any warrant or equity instruments),
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Operating Burn” means, with respect to Borrower and its consolidated Subsidiaries, as of any date of determination, an amount equal to (i) the sum of (A) net income (loss) under GAAP of Borrower and its consolidated Subsidiaries for the immediately preceding six (6) month period, less (B) (1) income taxes paid or accrued, (2) non-financed capital expenditures, (3) cash interest payments, (4) dividends or distributions paid to the extent permitted to be paid hereunder, and (5) payments under licenses permitted hereunder, in each case paid by Borrower or any of its consolidated Subsidiaries during the immediately preceding six (6) month period, divided by (ii) six (6), plus the average monthly principal due and payable on interest-bearing liabilities in the immediately succeeding three (3) month period.

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“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment Date” means the first (1st) calendar day of each calendar month.
“Perfection Certificate” has the meaning assigned in Section 3.1.
“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.
“Permitted Indebtedness” means:
(a)    Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;
(b)    Indebtedness existing on the Closing Date and disclosed in the Perfection Certificate on the Closing Date;
(c)    Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $[***] in the aggregate at any given time;
(d)    Subordinated Debt;
(e)    Unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(f)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(a)    intercompany Indebtedness constituting Permitted Investments;
(b)    Indebtedness under corporate credit cards used in the ordinary course of business in an aggregate amount not to exceed [***] Dollars ($[***]) at any given time;
(c)    letters of credit in the ordinary course of business in connection with the leasing of real property in an aggregate amount not to exceed [***] Dollars ($[***]);
(d)    Indebtedness (in the aggregate outstanding amount of not greater than [***] Dollars ($[***]) at any given time) consisting of the financing of insurance premiums in the ordinary course of business;
(e)    additional unsecured Indebtedness not to exceed [***] dollars ($[***]) in the aggregate at any time; and
(f)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower, or its Subsidiary, as the case may be.
“Permitted Investment” means:
(a)    Investments existing on the Closing Date disclosed in the Perfection Certificate;

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(b)    (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;
(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d)    Investments consisting of deposit accounts in which Bank has a perfected security interest (unless such perfected security interest is not required by this Agreement and such deposit accounts are otherwise maintained in accordance with the applicable provisions of this Agreement);
(e)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed in the aggregate for (i) and (ii) [***] Dollars ($[***]) in any fiscal year;
(f)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(g)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary;
(h)    Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of Permitted Licenses, the development of technology or the providing of technical support; provided that the cash investments in all such joint ventures and strategic alliances shall not exceed [***] Dollars ($[***]) in the aggregate per fiscal year;
(i)    Investments by Borrower in any domestic U.S. Subsidiaries so long as such Subsidiary has become a co-borrower of the Obligations or a guarantor;
(j)    Investments by Borrower in any Foreign Subsidiary not to exceed [***] Dollars ($[***]) (or equivalent) in the aggregate in any fiscal year; and
(k)    Investments constituting of Transfers permitted by Section 7.1.
“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers prompt written notice to the Bank upon consummation of such exclusive license, (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States or (z) if such license is granted for a limited field of use in the ordinary course of Borrower’s business and all such licenses, when taken together, shall not exclusively license all or substantially all of the Borrower's Intellectual Property, then globally; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to an account maintained with the Bank.

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“Permitted Liens” means the following:
(a)    Any Liens existing on the Closing Date and disclosed in the Perfection Certificate on the Closing Date or arising under this Agreement or the other Loan Documents;
(b)    Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;
(c)    Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;
(d)    Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;
(e)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed [***] Dollars ($[***]), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(f)    Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(g)    leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(h)    Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(i)    Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Borrower is permitted under the terms of this Agreement to maintain such accounts and Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts (unless such perfected security interest is not required by this Agreement);
(j)    Liens on insurance proceeds in favor of insurance companies granted solely to secure Indebtedness described in clause (i) of the definition of “Permitted Indebtedness”;
(k)    banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with this Agreement;
(l)    Liens consisting of Permitted Licenses;
(m)    (1) Liens securing reimbursement obligations in connection with letters of credit permitted under clause (i) of the definition of “Permitted Indebtedness”, or (2) certificates of deposit and/or cash

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collateral accounts serving as collateral in connection with corporate credit cards permitted under clause (h) of the definition of “Permitted Indebtedness”; and
(n)    Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (m) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to Bank in amount equal to:-
(i)    for a prepayment made on or after the Funding Date of the first Term Loan made hereunder through and including the first anniversary of the Funding Date of the first Term Loan made hereunder, two percent (2.00%) of the principal amount of such Term Loan prepaid; and
(ii)    for a prepayment made after the first anniversary of the Funding Date of the first Term Loan made hereunder and prior to the Maturity Date, one percent (1.00%) of the principal amount of such Term Loan prepaid.
“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.
“Revolving Advance” or “Revolving Advances” means an advance (or advances) by Bank to Borrower under the Revolving Facility.
“Revolving Facility” means the facility under which Borrower may request Bank to issue Revolving Advances, as specified in Section 2.3(a) hereof.
“Revolving Facility Termination Fee” is an additional fee payable by Borrower to Bank, upon the election by Borrower to terminate the Revolving Facility, in amount equal to:
(i)    for a termination on or before the first anniversary of the Closing Date, three percent (3.00%) of the Revolving Line;
(i)    a termination after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, two percent (2.00%) of the Revolving Line; and
(ii)    a termination after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date, one percent (1.00%) of the Revolving Line.
“Revolving Line” means a credit extension of up to Five Million Dollars ($5,000,000).
“Revolving Loan Request” is the form attached hereto as Exhibit B-2.
“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.
“Secured Promissory Note” is defined in Section 2.8.
“Secured Promissory Note Record” is a record maintained by the Bank with respect to the outstanding Obligations owed by Borrower to the Bank and credits made thereto.

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“Shares” is (i) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or any Subsidiary of Borrower, in any direct or indirect domestic Subsidiary; and (ii) sixty‑five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or any Subsidiary of Borrower, in any direct or indirect Foreign Subsidiary.
“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank), pursuant to a subordination agreement in form and substance satisfactory to Bank.
“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.
“Term Loan” is defined in Section 2.2(a) hereof.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
1.2    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.
2.    LOAN AND TERMS OF PAYMENT.
2.1    Credit Extensions. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.
2.2    Term Loan.
(a)    Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make Term Loans to Borrower at its election, in one or more Credit Extensions, in the aggregate amount of Ten Million Dollars ($10,000,000) (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). No Credit Extension shall be made in an amount of less than [***] Dollars ($[***]). After repayment of Term Loans, the Term Loans may not be re-borrowed and no further Term Loans shall be made hereunder.
(b)    Procedures for Borrowing. Whenever Borrower desires a Term Loan, other than the Term Loan made on the Closing Date, Borrower will notify Bank no later than 3:00 p.m. Pacific time, three (3) Business Days prior to the date the Term Loan is to be made. Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Borrower within twenty-four (24) hours, (ii) by electronic mail or facsimile transmission, or (iii) by delivering to Bank a Loan Payment/Advance Request Form in substantially the form of Exhibit B-3 attached hereto. Notwithstanding the foregoing, in addition to any other requirements for borrowing a Term Loan, the Borrower must deliver to the Bank a Disbursement Letter and in the substantially the form of Exhibit B-1 attached hereto and a Loan Payment/Advance Request Form in substantially the form of Exhibit B-3 attached hereto, each dated as of the Funding Date of such term Loan. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Term Loan made under this Section 2.2(b) to Borrower’s deposit account maintained with the Bank as directed by Borrower in any Loan Payment/Advance Request.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date of such Term Loan. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date for the Term Loans, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, as calculated by Bank (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of the Term Loans outstanding, (2) the effective rate of interest, as determined under Section 2.4(a), and (3) a repayment schedule equal to (A) thirty (30) months, if the Licensing Event does not occur, or (B) twenty-four (24) months, if the Licensing Event occurs. All unpaid principal and accrued and unpaid interest is due and payable in full on the Maturity Date with respect to the Term Loans. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
(d)    Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Bank’s Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay Bank the Final Payment in respect of the Term Loan(s).
(e)    Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment, and (ii) pays to the Bank on the date of such prepayment an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable (other than strictly with respect to the Revolving Facility unless the Revolving Facility is also being simultaneously terminated), including Bank’s Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding anything herein to the contrary, no Prepayment Fee shall be due under this Section 2.2(e) if the Borrower is prepaying the Term Loans pursuant to a refinancing by the Bank of not less than aggregate principal amount of the Term Loans then outstanding; provided, further, that nothing herein is meant to be construed as an obligation for the Bank to refinance any portion of any of the Loans made hereunder.
2.3    Revolving Advances.
(a)    Availability. Subject to and upon the terms and conditions of this Agreement, Borrower may request Revolving Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.3(a) may be repaid and reborrowed at any time prior to the Maturity Date, at which time all Advances under this Section 2.3(a) shall be immediately due and payable. Borrower may prepay any Revolving Advances without penalty or premium.
(b)    Borrowing Procedure. Whenever Borrower desires a Revolving Advance, Borrower will notify Bank no later than 3:00 p.m. Pacific time, one (1) Business Day prior to the Business Day that the Revolving Advance is to be made. Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Borrower within twenty four (24) hours, (ii) by electronic mail or facsimile transmission, or (iii) by delivering to Bank a Loan Payment/Advance Request Form in substantially the form of Exhibit B-3 attached hereto. Notwithstanding the foregoing, in addition to any other requirements for borrowing a Revolving Advance, the Borrower must deliver to the Bank a Revolving Loan Request in substantially the form of Exhibit B-2 attached hereto and a Loan Payment/Advance Request Form in substantially the form of Exhibit B-3 attached hereto, each dated as of the Funding Date of such Revolving Advance. Each such Revolving Loan Request will be effective upon receipt by the Bank, will be irrevocable, and must specify the date and amount of borrowing. Bank is authorized to make Revolving Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Responsible Officer, or without instructions if in Bank’s discretion such Revolving Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Revolving Advances made under this Section 2.3(b) to Borrower’s deposit account maintained with the Bank at Borrower’s direction.
(c)    Termination; Repayment. The Revolving Facility terminates on the earliest of (i) Maturity Date, (ii) on such date when Borrower elects in writing to terminate the Revolving Facility (provided, however, Borrower must have notified the Bank at least five (5) Business Days in advance of such election becoming effective), or (iii) the date when the Obligations related to the Revolving Facility are accelerated following the occurrence and continuance of an Event of Default. Upon the termination of the Revolving Facility, the outstanding aggregate principal amount of all Revolving Advances, the unpaid interest thereon, and all other Obligations related to the Revolving Facility shall be immediately due and payable. Furthermore, in the event of Borrower’s election to terminate the Revolving Facility (other than on the Maturity Date), the Revolving Facility Termination Fee shall also become immediately due and payable unless the Borrower is simultaneously with such termination transferring the Revolving Facility to another division of the Bank, or replacing the Revolving Facility with another revolving credit facility with substantially equivalent terms with the Bank or another division of the Bank.
(d)    Overadvances. If, at any time, the outstanding aggregate principal amount of all of the Revolving Advances exceeds the lesser of (i) the Revolving Line or (ii) the Borrowing Base, Borrower shall promptly (and no later than the end of the immediately following Business Day) pay to the Bank, in cash, the amount of such excess.
2.4    Interest Rate, Payments, and Calculations.
(a)    Interest Rate. Except as set forth in Section 2.4(b) below, the principal amount outstanding of each Credit Extension made hereunder shall accrue interest, at a floating per annum rate equal to the Effective Interest Rate.
(b)    Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law, not in any case to be less than $25.00. All Obligations shall bear interest from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.
(c)    Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments or any other amounts Borrower owes to Bank under the Loan Documents when due against (and deduct from) any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.
(d)    Computation. In the event the Index Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, as set forth in the definition of “Effective Interest Rate.” All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
2.5    Crediting Payments. Prior to the occurrence and continuation of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuation of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 p.m. Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
2.6    Fees. Borrower shall pay to Bank the following:
(a)    Loan Fees. (i) A fully earned and non-refundable fee with respect to the Term Loans equal to Fifty Thousand Dollars ($50,000) which was received by the Bank on June 8, 2017; and (ii) a fully earned and non-refundable fee with respect to the Revolving Facility equal to Seventeen Thousand Five Hundred Dollars ($17,500.00) which was received by the Bank on June 8, 2017 and will be applied towards the facility fee described in Section 2.6(e) below.
(b)    Final Payment. The Final Payment, when due hereunder;
(c)    Prepayment Fee. The Prepayment Fee, when due hereunder;
(d)    Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank;
(e)    Facility Fee. On the Closing Date and on every anniversary of the Closing Date while the Revolving Facility is outstanding, a facility fee equal to Seventeen Thousand Five Hundred Dollars ($17,500.00); and
(f)    Revolving Facility Termination Fee. The Revolving Facility Termination Fee, when due hereunder.
2.7    Term. This Agreement shall become effective on the date hereof and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations (other than inchoate indemnity obligations) remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations) are outstanding. Upon payment in full of all Obligations (other than inchoate indemnity obligations) and at such time as the Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.
2.8    Secured Promissory Notes. The Term Loans and Revolving Advances shall be evidenced by Secured Promissory Notes in the form attached as Exhibit E-1 hereto (for Term Loans) and as Exhibit E-2 hereto (for Revolving Advances) (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes the Bank to make or cause to be made, on or about the Funding Date of any Credit Extension or at the time of receipt of any payment of principal on the Secured Promissory Note, an appropriate notation on such Secured Promissory Note Record reflecting the making of such Term Loan, Revolving Advance or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan and each Revolving Advance set forth on such Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.    CONDITIONS OF LOANS.
3.1    Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)    this Agreement, duly executed by Borrower on the Closing Date and delivered on the Closing Date;
(b)    a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement, dated as of the Closing Date and delivered on the Closing Date;
(c)    UCC National Form Financing Statement to be filed on the Closing Date;
(d)    duly executed original Secured Promissory Notes in favor of the Bank, dated as of the Funding Date of the initial Credit Extension and delivered on such Funding Date;
(e)    agreement to provide insurance, dated as of the Closing Date and delivered on the Closing Date;
(f)    payment of the fees and Bank Expenses then due specified in Section 2.6 hereof;
(g)    current financial statements of Borrower delivered on or prior to the Closing Date;
(h)    completed perfection certificate of Borrower (the “Perfection Certificate”), dated as of the Closing Date and delivered on the Closing Date;
(i)    a Disbursement Letter in the form of Exhibit B-1 attached hereto with respect to any Term Loan being disbursed and a Revolving Loan Advance Request in the form of Exhibit B-2 attached hereto with respect to any Revolving Advance being disbursed, delivered on the date of such initial Credit Extension and dated as of such date;
(j)    a Loan Payment/Advance Request Form in the form of Exhibit B-3 attached hereto, dated as of the date of such initial Credit Extension and delivered on such date;
(k)    account control agreements in favor of the Bank, and in such form and substance as are reasonably acceptable to the Bank, with respect to each of Borrower’s accounts maintained with Wells Fargo Bank and Morgan Stanley;
(l)    the certificate(s) for the Shares of each of Borrower’s Subsidiaries, together with Assignment(s) Separate from Certificate, duly executed in blank, delivered on the Closing Date to the Bank;
(m)    such other documents, and completion of such other matters, as Bank may reasonably request.
3.2    Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the effective date of each Credit Extension as though made at and as of each such date (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date), and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2. The making of each Credit Extension shall also be subject to the delivery by Borrower to the Bank, to the extent not delivered at the Closing, of duly executed original Secured

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Promissory Notes, in number, form and content acceptable to the Bank, with respect to such Credit Extension made by the Bank after the Closing Date. Furthermore, if on the date of the making of a Credit Extension (other than the first Credit Extension made hereunder), the Borrower has not been subject to the reporting provisions of Section 6.3 for a period of at least three (3) months, the Borrower shall provide to the Bank, prior to the making of such Credit Extension by the Bank, all reports and certificates that the Borrower would have been obligated to provide during the period of the immediately preceding three (3) months and through the date of the making of such Credit Extension, if throughout such period any amount of Term Loans or Revolving Advances remained outstanding.
3.3    Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall (i) deliver to Bank within 90 days following the Closing Date (or such other date as Bank may agree) a landlord’s consent for Borrower’s headquarters in such form and substance as is reasonably acceptable to the Bank, (ii) use commercially reasonable efforts to deliver to Bank within 45 days following the Closing Date (or such other date as Bank may agree) (a) a landlord’s consent for each of Borrower’s other leased locations, if any and (b) a bailee waiver for each location within the United States where Borrower maintains Collateral having a book value in excess of [***] Dollars ($[***]).
4.    CREATION OF SECURITY INTEREST.
4.1    Grant of Security Interest. Borrower hereby grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Perfection Certificate, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case subject to the terms of the Loan Documents.
4.2    Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding. Borrower shall deliver to Bank any certificate(s) for the Shares of each of Borrower’s Subsidiaries, together with assignment(s) separate from certificate, duly executed in blank; provided, however, delivery of such certificate(s) and assignment(s) shall not be required for the Shares of Codexis Laboratories India Pte., Ltd. for so long as such Subsidiary is in the process of liquidation or dissolution.
4.3    Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.
5.    REPRESENTATIONS AND WARRANTIES.
Borrower hereby represents and warrants as follows:
5.1    Due Organization and Qualification. Borrower and each Subsidiary is a corporation or limited liability company duly existing under the laws of its state of incorporation or formation, as applicable, and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified and failure to be so qualified would reasonably be expected to result in a Material Adverse Effect.
5.2    Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a

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breach of any provision contained in Borrower’s Articles of Incorporation (or Certificate of Formation, as applicable) or Bylaws (or Limited Liability Company Agreement, as applicable), nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default would reasonably be expected to result in a Material Adverse Effect.
5.3    No Prior Encumbrances. Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.
5.4    Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor.
5.5    Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.
5.6    Intellectual Property. Borrower is the sole owner of the Intellectual Property set forth on the Perfection Certificate as being owned by the Borrower and either owns solely or has the right to use on commercially reasonable terms as a licensee all Intellectual Property necessary for the conduct of Borrower’s business as currently conducted and as currently proposed to be conducted. Each of the Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, in each case to the extent likely to result in a Material Adverse Effect.
5.7    Name; Location of Chief Executive Office. As of the Closing Date, except as disclosed in the Perfection Certificate, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 hereof, other than Inventory or Equipment that is (i) in transit in the ordinary course of business or (ii) at a location (a) listed on the Perfection Certificate, (b) for which Borrower has provided proper notice and otherwise complied with Section 7.10 hereof, or (c) that contains less than [***] Dollars ($[***]) in assets or property of Borrower or any of its Subsidiaries.
5.8    Litigation. Except as set forth in the Perfection Certificate or as disclosed to Bank in writing as required hereunder, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.
5.9    No Material Adverse Change in Financial Statements. All consolidated and consolidating, as applicable, financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating, as applicable, results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
5.10    Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.
5.11    Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of

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the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.
None of Borrower, any of its Subsidiaries, or, to their knowledge, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
5.12    Environmental Condition. Except as disclosed in the Perfection Certificate, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.
5.13    Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein, in each case except as permitted under Section 6.5.
5.14    Subsidiaries. As of the Closing Date and thereafter as explicitly permitted by the Bank in writing pursuant to the terms herein, Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
5.15    Government Consents. Borrower and each Subsidiary have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.
5.16    Accounts. All of Borrower’s or any Subsidiary’s operating, depository or investment accounts maintained or invested with a Person other than Bank are set forth on the Perfection Certificate. On and after the earlier of the (i) 60th day following the Closing Date and (ii) the date on which the first Credit Extension is made hereunder, at any time that the aggregate balance of Borrower’s accounts held with Bank and Bank’s Affiliates is less than $[***], none of Borrower’s nor any domestic U.S. Subsidiary’s operating, depository or investment accounts are maintained or invested with a Person other than Bank. Notwithstanding the foregoing, on and after the 60th day following the Closing Date, neither the Borrower nor any of its domestic Subsidiaries maintains any operating, depository or investment accounts maintained or invested with any Person other than the Bank unless such account is subject to an account control agreement in favor of the Bank in such form and substance as is reasonably acceptable to the Bank or is a deposit account exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or any domestic U.S. Subsidiary’s employees and identified to Bank by Borrower as such.
Furthermore, the aggregate amount of cash and cash equivalent assets held by direct and indirect Foreign Subsidiaries of Borrower in accounts not subject to a control agreement in favor of the Bank (and in such form and substance as is reasonably acceptable to the Bank) does not exceed [***] Dollars ($[***]) (of which no more than [***] Dollars ($[***]) may be maintained in accounts other than the accounts for Codexis Laboratories India Pte., Ltd.).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.17    Use of Proceeds. Borrower shall use the proceeds of the Term Loan solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.
5.18    Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.
6.    AFFIRMATIVE COVENANTS.
Commencing on the Closing Date, Borrower shall do all of the following:
6.1    Good Standing. Borrower shall maintain its and each of its Subsidiaries’ legal existence and good standing in its jurisdiction of incorporation or formation, as applicable, and maintain qualification in each jurisdiction in which it is required under applicable law and failure to be so qualified could reasonably be expected to result in a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.
6.2    Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.
6.3    Financial Statements, Reports, Certificates. As long as there is any outstanding principal of the Term Loans or any Revolving Advance (for the avoidance of doubt, the requirements set forth in this Section 6.3 shall not be in effect prior to the first Funding Date):
(a)    Borrower shall deliver the following to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidating and cconsolidated balance sheet, income statement, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) as soon as available, but in any event within two hundred seventy (270) days after the end of Borrower’s fiscal year, Borrower’s annual tax returns as prepared by Borrower’ certified public accountant; (iv) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (vi) as soon as available, but in any event no later than the earlier to occur of thirty (30) days following the beginning of each fiscal year the then current draft of the annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a monthly format; (vii) as soon as available, but in any event no later than the earlier to occur of sixty (60) days following the beginning of each fiscal year or the date of approval by Borrower’s board of directors, the annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a monthly format, approved by Borrower’s board of directors, and in a form and substance reasonably acceptable to Bank; and (viii) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.
(b)    Borrower shall deliver to Bank with the monthly financial statements required pursuant to Section 6.3(a)(i) hereof, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)    Borrower shall deliver to the Bank, simultaneously with each request for a Revolving Advance and within ten (10) days after the end of each month during which any Revolving Advances are outstanding, (i) aged listings of accounts receivable and accounts payable (by sales date), (ii) a deferred revenue report (if applicable), (iii) a billings report, (iv) a cash collections report and (v) a duly completed Borrowing Base Certificate signed by a Responsible Officer.
(d)    Until the Cash Collateral Account has been established, Borrower shall deliver to the Bank, on third and fifth day of each week, Borrower’s cash receipt journal and all cash receipts.
Bank shall have a right from time to time hereafter, with reasonable notice to Borrower, to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing; provided, further, that if an Event of Default has occurred and is continuing no notice from the Bank to the Borrower shall be required for Bank to audit Borrower’s Accounts or appraise Collateral.
Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.
6.4    Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000).
6.5    Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
6.6    Insurance.
(a)    Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.
(b)    All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason (10 days’ notice before cancelling for non-payment of premium). Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.7    Accounts. Borrower shall, on and after the date that is the earlier of (i) 60th day following the Closing Date and (ii) the date on which the first Credit Extension is made hereunder, at any time that the aggregate balance of Borrower’s accounts held with Bank and Bank’s Affiliates is less than $[***]: (i) maintain and shall cause each of its domestic U.S. Subsidiaries to maintain all of its depository, operating, and investment accounts with Bank and (ii) endeavor to utilize and shall cause each of its domestic U.S. Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges and swaps. On and after the date that is the 60th day following the Closing Date For each account that Borrower or any domestic U.S. Subsidiary maintains outside of Bank, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument evidencing the perfection of Bank’s security interest therein and control with respect thereto in form and substance reasonably satisfactory to Bank, other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or any domestic U.S. Subsidiary’s employees and identified to Bank by Borrower as such.
Furthermore, the aggregate amount of cash and cash equivalent assets held by direct and indirect Foreign Subsidiaries of Borrower in accounts not subject to a control agreement in favor of the Bank (and in such form and substance as is reasonably acceptable to the Bank) does not exceed [***] Dollars ($[***]) (of which no more than [***] Dollars ($[***]) may be maintained in accounts other than the accounts for Codexis Laboratories India Pte., Ltd.).
6.8    Intellectual Property Rights. On the Compliance Certificate next due hereunder, Borrower shall give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrower shall promptly give Bank written notice upon the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.
Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Bank in writing of infringement by a third party of its Intellectual Property that is material to Borrower’s business; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s prior written consent.
6.9    Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Closing Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Subsidiary , in the event that the Collateral at any new location is valued in excess of [***] Dollars ($[***]) in the aggregate, Borrower or the applicable Subsidiary shall use commercially reasonable efforts to cause such bailee or landlord, as applicable, execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Bank prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.
6.10    Performance-To-Plan.
(a)    As of the end of each fiscal month between the date hereof and the Maturity Date, the aggregate consolidated product revenues of the Borrower for such month and the immediately preceding five (5) fiscal months shall exceed an amount equal to (i) through December 2018, the amount set forth on Exhibit F attached hereto and (ii) on and after January 2019, in an amount equal to 70% of the amount of projected consolidated product revenues for such month as set forth in the Borrower’s financial projections delivered to Bank in accordance with Section 6.3(a)(vii) which financial projections have been approved by Borrower’s board of directors and are in a form and substance reasonably acceptable to Bank.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)    Notwithstanding the foregoing, the Borrower shall not be required to comply with the covenant set forth in Section 6.10(a) for any particular fiscal month provided that at the end of such month the aggregate amount of cash and cash equivalents that the Borrower that is maintained in accounts with the Bank or Bank’s Affiliates is equal to or greater than six times the Operating Burn as determined at the end of such fiscal month.
6.11    Creation/Acquisition of Subsidiaries. In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary after the Closing Date, Borrower shall provide prior written notice to Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause each such Subsidiary to become a co‑Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Bank a perfected security interest in the all of the equity interests of each such newly created Subsidiary; provided, however, that solely in the circumstance in which Borrower or any Subsidiary creates or acquires a Foreign Subsidiary, (i) such Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to the Bank a perfected security interest in more than sixty‑five percent (65%) of the stock, units or other evidence of ownership of such Foreign Subsidiary.
6.12    Litigation Cooperation. Commencing on the Closing Date and continuing through the termination of this Agreement, without expense to Bank, Borrower shall make available to Bank each of Borrower’s officers, employees and agents that are employed by the Borrower or any of its Subsidiaries, a contractor of the Borrower or any of its Subsidiaries or otherwise under the direction or control of the Borrower or any of its Subsidiaries at such time, and Borrower’s Books, to the extent that Bank may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
6.13    Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
6.14    Accounts Receivable.
(a)    Schedules and Documents Relating to Accounts. Borrower shall deliver to the Bank transaction reports and schedules of collections, as provided in Sections 6.3(c) and (d), on the Bank’s standard forms, if any; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit the Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall the Bank’s failure to advance or lend against a specific Account affect or limit the Bank’s Lien and other rights therein. If reasonably requested by the Bank, Borrower shall furnish the Bank with copies (or, at the Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to the Bank on any reasonable request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.
(b)    Disputes. Borrower shall promptly notify the Bank of all disputes or claims relating to Accounts in excess of Two Hundred Thousand Dollars ($200,000.00). Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to the Bank within five (5) Business Days; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the aggregate principal amount of all outstanding Revolving Advances will not exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base.
(c)    Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing and Bank instructs it to stop collecting its Accounts. Borrower shall via wire transfer, ACH or electronic deposit capture all proceeds of Accounts into a Collateral Account that is a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“blocked account” as specified by the Bank (the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver or cause to be delivered all payments on and proceeds of Accounts to the Cash Collateral Account. So long as no Event of Default shall have occurred and be continuing , such payments on and proceeds of Accounts shall be transferred to a deposit account of Borrower maintained with the Bank. It will be considered an immediate Event of Default if the Cash Collateral Account is not established and operational prior to the later of (i) the initial Revolving Advance and (ii) within thirty (30) days of the Closing Date, and in either case, at all times thereafter.
Notwithstanding anything herein to the contrary, the Bank shall have the right to notify Borrower’s account debtors of Bank’s security interest in the Accounts at the Bank’s sole discretion.
(d)    Verification. The Bank (or its agents or representatives) may, from time to time, verify directly with the respective account debtors the validity, amount and other matters relating to the Accounts, in the name of the Bank, and notify any account debtor of the Bank’s security interest in such Account; provided, however, that so long as no Event of Default has occurred and is continuing, the Bank will endeavor in good faith to notify Borrower in advance of such verification, provided that the failure to do so shall not be a breach of this Agreement or give rise to any liability to the Bank. Without limiting the foregoing, the Bank may, at its reasonable discretion at any given time, verify Borrower’s invoices issued to Borrower’s customers. Bank may use such methods of verification that it considers appropriate in its reasonable discretion, which methods may include, without limitation, proof of delivery, access to customers’ online A/P systems, matching purchase orders or contracts to invoices, analyzing customer payment history, and direct telephonic or written confirmation with customers.
(e)    No Liability. The Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall the Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve the Bank from liability for its own gross negligence or willful misconduct.
7.    NEGATIVE COVENANTS.
Commencing on the Closing Date, Borrower will not do any of the following:
7.1    Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers consisting of Permitted Licenses; (iii) Transfers of worn-out, surplus or obsolete Equipment which was not financed by Bank; (iv) Transfers in connection with and consisting of Permitted Liens or Permitted Investments; (v) Transfers of cash and cash equivalents in connection with transactions not prohibited hereunder and in the ordinary course of business; (vi) distributions permitted under Section 7.6; (vii) Transfers of other assets for fair market value not to exceed [***] Dollars ($[***]) in the aggregate per year; and (viii) Transfers of [***] held by the Borrower on the Closing Date.
7.2    Change in Business or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.
7.3    Change in Control; Mergers or Acquisitions. Without Bank's consent, suffer or permit a Change in Control; or merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or any material portion of property of another Person, other than mergers or consolidations for which the cash consideration does not exceed [***] Dollars ($[***]) in the aggregate per year. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co‑Borrower” hereunder or has provided

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a secured guaranty of Borrower’s Obligations hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom and such merger does not materially and adversely impact the financial condition of the Borrower.
7.4    Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.
7.5    Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its Collateral (including without limitation, its Intellectual Property), or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property (including without limitation, its Intellectual Property), or permit any Subsidiary to do so, except as otherwise permitted in Section 7.1 and the definition of “Permitted Liens” herein.
7.6    Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may (i) repurchase the stock of former employees, officers, managers or consultants pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (ii) pay any dividends or other distribution solely of capital stock, (iii) purchase or repurchase capital stock in connection with the exercise of stock options or stock appreciation in the ordinary course of business and (iv) make any purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations; provided, however, the aggregate amount of payments made under this clause (iv) shall not exceed [***] Dollars ($[***]) in the aggregate in any given year.
7.7    Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its domestic depository, operating, and investment accounts with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank or as otherwise permitted under Section 6.8; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.
7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) Subordinated Debt made in accordance with the terms hereof or equity investments by Borrower’s investors in Borrower, (iii) compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) and any indemnification arrangements with employees, officers, managers or consultants approved by, or pursuant to, any plan approved by the board of managers of Borrower and (iv) distributions permitted hereunder to be made to Affiliates.
7.9    Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.
7.10    Inventory and Equipment. Store the Inventory or the Equipment other than in accordance with Section 6.9 hereof.
7.11    Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.
7.12    Aggregate Assets of Foreign Subsidiaries. Allow the aggregate assets of Codexis Laboratories India Pte., Ltd. to exceed [***] Dollars ($[***]) or allow the aggregate assets of all of the Borrower’s direct and indirect Foreign Subsidiaries other than Codexis Laboratories India Pte., Ltd. to exceed [***] Dollars ($[***]) in the aggregate.
7.13    Compliance with Anti‑Terrorism Laws. Bank hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti‑Terrorism Laws, and Bank’s policies and practices, Bank is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Bank to identify such party in accordance with Anti‑Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower and each of its Subsidiaries shall immediately notify Bank if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.
8.    EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:
8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations~~;~~ within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
8.2    Covenant Default.
(a)    If Borrower fails to perform any obligation under Sections 6.3, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12 or 6.14 or violates any of the covenants contained in Article 7 of this Agreement; or
(b)    If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within fifteen days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the fifteen day period or cannot after diligent attempts by Borrower be cured within such fifteen day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;
8.3    Material Adverse Effect. If there occurs a Material Adverse Effect;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4    Attachment. If any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within fifteen (15) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);
8.5    Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);
8.6    Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or which could have a Material Adverse Effect;
8.7    Judgments. If a judgment or judgments for the payment of money (not covered by insurance and regardless of whether or not Bank has been notified about related litigation or such judgment) in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of fifteen (15) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or
8.8    Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.
8.9    Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement.
8.10    Governmental Approvals. Any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any governmental authority shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect.
9.    BANK’S RIGHTS AND REMEDIES.
9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:
(a)    Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence and continuance of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)    Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
(c)    Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;
(d)    Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;
(e)    Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
(f)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;
(g)    Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;
(h)    Bank may credit bid and purchase at any public sale; and
(i)    Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
9.2    Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.
9.3    Accounts Collection. At any time after the occurrence of an Event of Default that is continuing, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. At any time after the occurrence and continuance of an Event of Default that is continuing, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
9.4    Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
9.5    Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
9.6    Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.
9.7    Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.
10.    NOTICES.
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.
If to Borrower:    CODEXIS, INC.
200 Penobscot Drive
Redwood City, CA 94063
Attn: Gordon Sangster, CFO
FAX: 650-421-8350
EMAIL: gordon.sangster@codexis.com
If to Bank:    Bridge Bank, a division of Western Alliance Bank

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12220 El Camino Real, Suite 100
San Diego, CA 92130
Attn: Bill Wickline
EMAIL: bill.wickline@bridgebank.com
The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
12.    JUDICIAL REFERENCE PROVISION.
12.1    In the event the jury trial waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
12.2    With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other Loan Document, will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).
12.3    The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
12.4    The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
12.5    The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
12.6    The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
12.7    Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
12.8    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
12.9    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
12.10    THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
13.    GENERAL PROVISIONS.
13.1    Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Bank may not make an assignment, without Borrower’s consent, to a direct competitor of Borrower, or a vulture fund, each as determined by Bank.
13.2    Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.
13.3    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
13.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
13.5    Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.
13.6    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
13.7    Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
13.8    Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Credit Extensions provided that they have been advised of the confidential nature of such information and to keep such information confidential, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.
13.9    Patriot Act Notice.  Bank hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes names and addresses and other information that will allow Bank, as applicable, to identify the Borrower in accordance with the Patriot Act.
14.    NOTICE OF FINAL AGREEMENT.
BY SIGNING THIS AGREEMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CODEXIS, INC., A DELAWARE CORPORATION By: /s/ Gordon Sangster Title: CFO
WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By: /s/ Fred Lee Title: Senior Vice President, Life Sciences

EXHIBIT A
DEBTOR:    CODEXIS, INC.
SECURED PARTY:    WESTERN ALLIANCE BANK, an Arizona corporation
COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT
All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a)     all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and
(b)     any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.
Notwithstanding the foregoing, the Collateral shall not include: (i) any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the rights to Payment; (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock or equity securities of any Foreign Subsidiary,; or (iii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of the Bank hereunder and become part of the “Collateral.”

EXHIBIT B-1
DISBURSEMENT LETTER

[___] __, 201[-}
The undersigned, being the duly elected and acting                  of CODEXIS, INC., a Delaware corporation (“Borrower”), does hereby certify to WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”), in connection with that certain Loan and Security Agreement dated as of June __, 2017, by and among Borrower and Bank (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:
1.    The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.
2.    No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.
3.    Borrower is in compliance with the covenants and requirements contained in Sections 5, 6 and 7 of the Loan Agreement.
4.    All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Bank.
5.    No Material Adverse Effect has occurred.
6.    The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

7.    The proceeds of the Term Loan shall be disbursed as follows:

Disbursement from Bank:
Loan Amount	$[______]
Plus:
‑‑Deposit Received	$[_____]

Less:
‑‑Loan Fee	($[_______])
‑‑Interim Interest	($_________)
‑‑Bank’s Legal Fees	($_________)*

TOTAL TERM LOAN NET PROCEEDS	$_______________

8.    The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	CODEXIS, INC.
Bank Name:	[ ]
Bank Address:	[ ]
Account Number:	____________________________________
ABA Number:	[ ]

[Balance of Page Intentionally Left Blank]

* Legal fees and costs are through the Closing Date. Post‑closing legal fees and costs, payable after the Closing Date, to be invoiced and paid post‑closing.

Dated as of the date first set forth above.

BORROWER:

CODEXIS, INC., a Delaware corporation

By _________________________________
Name: ______________________________
Title: _______________________________

BANK:

WESTERN ALLIANCE BANK, an Arizona corporation

By _________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Disbursement Letter]
BOS 48349558v13
US-DOCS\91983530.2

EXHIBIT B-2
FORM OF REVOLVING LOAN REQUEST
Date: _______________, 20____
Reference is made to the Loan and Security Agreement dated as of June __, 2017, by and among CODEXIS, INC., Delaware corporation (“Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement).
Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement. Borrower hereby notifies the Bank, pursuant to Section 2.3(b) of the Loan Agreement of Borrower’s request of the following borrowing:
(1)    Borrowing date (must be a Business Day): ________________________
(2)    Aggregate amount of the borrowing: $____________________________
(3)    Attached hereto is a true, correct and complete Borrowing Base Certificate
The undersigned officer hereby certifies to the Bank that both before and after giving effect to the request above (i) the undersigned is an Authorized Officer of Borrower and has been, and continues to be, a Responsible Officer, as defined in the Loan Agreement, (ii) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (iii) no Event of Default has occurred and is continuing on the date hereof, and (iv) no Material Adverse Effect has occurred and is continuing since the date of the Loan Agreement.
IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this _________ day of _____________________, 20__.

CODEXIS, INC. By: __________________________________ Name:_________________________________ Title:__________________________________

BOS 48349558v13
US-DOCS\91983530.2

EXHIBIT B-3
Loan Payment/Advance Request Form
To be submitted no later than 3:00 PM to be considered for same day processing)

To:	Western Alliance Bank, an Arizona corporation

Fax:	[(408) 282-1681]

Date:

From:
Borrower's Name

Authorized Signature

Authorized Signer's Name (please print)

Phone Number

To Account #

Borrower hereby requests funding in the amount of $ _______ in accordance with the [Term Loan][Revolving Advance] as defined in the Loan and Security Agreement dated _______________, 2017.

Borrower hereby authorizes the Bank to rely on facsimile stamp signatures and treat them as authorized by Borrower for the purpose of requesting the above advance.

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of this request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Loan and Security Agreement.

EXHIBIT C

BORROWING BASE CERTIFICATE
WESTERN ALLIANCE BANK, an Arizona Corporation
55 Almaden Boulevard, San Jose, CA 95113

Company:

ACCOUNTS RECEIVABLE BORROWING BASE CALCULATION:				As of Date:

1.	Add: Accounts Receivable Aged Current to 30 Days			$0
2.	Add: Accounts Receivable Aged 31 to 60 Days			$0
3.	Add: Accounts Receivable Aged 61 to 90 Days			$0
4.	Add: Accounts Receivable Aged 91 Days and Over			$0

5.	GROSS ACCOUNTS RECEIVABLE				$0

6.	Less: Accounts Receivable Aged over	90 *([***] for [***])	days	$0
7.	Less: U.S. Government Receivables (Net of > 90s*)			$0
8.	Less: Foreign Receivables (other than specified account debtors) (Net of > 90*s)			$0
9.	Less: Affiliate or Related Accounts Receivables (Net of > 90s*)			$0
10.	Less: Account concentration in excess of	25%	$0	$0
11.	Less: Cross Aging	35%		$0
12.	Less: Contra Accounts			$0
13.	Less: Over 90 day A/R credits			$0

14.	Add: Lines 6 through 13 - Total Ineligible Accounts			$0

15.	NET ELIGIBLE ACCOUNTS RECEIVABLE				$0
16.	Account Receivable Advance Rate				80%
17.	ACCOINTS RECEIVABLE BORROWING BASE				$0

	MAXIMUM AVAILABLE LINE OF CREDIT		$0

18.	Less: Outstanding Loan Balance				$0

19.	AVAILABLE FOR DRAW/NEED TO PAY				$0

If line #19 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance.
By signing this form you authorize the bank to deduct any advance amounts directly from the company's checking account at
Bridge Bank in the event there is an Overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this
Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Western Alliance Bank.

Date:
Prepared By:

Date:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation
FROM:
The undersigned authorized officer of CODEXIS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No
Annual Tax Filings	FYE within 270 days	Yes	No

Monthly financial statements and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days	Yes	No

Monthly cash balances statement	Prior to each Credit Extension, and monthly within 30 days	Yes	No
A/R & A/P agings	Monthly	Yes	No
10K and 10Q	Within 5 days of filing	Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Draft annually no later than 30 days prior to the beginning of each fiscal year and board approved within 60 days of the beginning of each fiscal year	Yes	No
Legal actions pending or threatened > $250k	Promptly
Financial Covenant

(a) Six Months Trailing Revenue	$___________________
(b) Amount set forth on Exhibit F (or determined in accordance with Section 6.10(a)(ii), as applicable).	$___________________

(c) Unrestricted cash balance at the end of month (d) Six times the Operating Burn Is (a) equal to or greater than (b); OR is (c) equal to or greater than (d)	$___________________ $___________________
		Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by: ______________________________
Sincerely,	AUTHORIZED SIGNER

Date: ____________________________________

___________________________________________	Verified: __________________________________
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date: _____________________________________
TITLE
	Compliance Status	Yes No
___________________________________________
DATE

EXHIBIT E-1
SECURED PROMISSORY NOTE
(Term Loan)
$[_____]    Dated: [_____]
FOR VALUE RECEIVED, the undersigned, CODEXIS, INC., a Delaware corporation with offices located at 200 Penobscot Drive, CA 94063 (“Borrower”) HEREBY PROMISES TO PAY to the order of WESTERN ALLIANCE BANK (“Bank”) the principal amount of [_____] DOLLARS ($[____]) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by the Bank, plus interest on the aggregate unpaid principal amount of such Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated June [_], 2017 by and between Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to the Bank as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by the Bank to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.
This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due to the Bank under the Loan Agreement is secured under the Loan Agreement.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Bank in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.
This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by the Bank or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CODEXIS, INC.

By _____________________________
Name:___________________________
Title:____________________________

Term Loan Note

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

EXHIBIT E-2
Form of Secured Promissory Note (Revolving Facility)
[see attached]

SECURED PROMISSORY NOTE
(Revolving Line)

$5,000,000.00	Dated: June __, 2017

FOR VALUE RECEIVED, the undersigned, a Delaware corporation with offices located at 200 Penobscot Drive, CA 94063 (“Borrower”) HEREBY PROMISES TO PAY to the order of WESTERN ALLIANCE BANK (“Bank”) the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Revolving Advances made to Borrower by the Bank, plus interest on the aggregate unpaid principal amount of such Revolving Advances, at the rates and in accordance with the terms of the Loan and Security Agreement dated June [__], 2017, by and between Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Principal, interest and all other amounts due with respect to the Revolving Advances, are payable in lawful money of the United States of America to the Bank as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
The Loan Agreement, among other things, (a) provides for the making of secured Revolving Advances by the Bank to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
Amounts due under this Note may be repaid and reborrowed as provided in the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Revolving Advances, interest on the Revolving Advances and all other amounts due the Bank under the Loan Agreement is secured under the Loan Agreement.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Bank in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.
This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by the Bank or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER: CODEXIS, INC. By____________________________________ Name:_________________________________ Title:__________________________________

Revolving Loan Secured Promissory Note

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

Exhibit F

Financial Projections

Please see attached.